Exhibit 99.1

Minority Equality Opportunities Acquisition Inc. Announces Further

Postponement of Special Meeting of Shareholders

Waxahachie, TX, May 31, 2023 (GLOBE NEWSWIRE) -- On May 3, 2023, Minority Equality Opportunities Acquisition Inc. (NASDAQ: MEOA) (“MEOA” or the “Company”), a special purpose acquisition company, filed a definitive proxy statement / final prospectus with respect to a special meeting of its stockholders to be held on Wednesday, May 24, 2023 at 10:00 a.m. EDT (the “Special Meeting”) to vote on, among other things, a proposal to adopt and approve that certain Business Combination Agreement by and among MEOA, Digerati Technologies, Inc. (“Digerati”) and MEOA Merger Sub, Inc., and the business combination contemplated thereby (the “Business Combination”).

On May 24, 2023, MEOA determined to postpone the Special Meeting until Friday, May 26, 2023, and 0n May 25, 2023, MEOA determined to further postpone the Special Meeting until Wednesday, May 31, 2023.

On May 30, 2023, MEOA determined to further postpone the Special Meeting until a date, on or prior to June 12, 2023, to be determined by MEOA. At such time as the date and time of the Special Meeting, as postponed, is determined, MEOA shall issue a press release and file and Current Report on Form 8-K providing such information to its stockholders.

The purpose of the further postponement of the Special Meeting is to allow MEOA and Digerati additional time to satisfy certain of the conditions to the closing of the Business Combination, and also to allow MEOA additional time to work with The Nasdaq Stock Market regarding the halt in the trading of the securities of MEOA that was announced by Nasdaq on May 24, 2023. MEOA and Digerati will continue to work on closing the Business Combination as soon as possible following its approval by the stockholders of each of MEOA and Digerati and the satisfaction or waiver of any applicable closing conditions.

About Minority Equality Opportunities Acquisition Inc.

Minority Equality Opportunities Acquisition Inc. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, organized under the laws of Delaware and formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with companies that are minority owned, led or founded.

About Digerati Technologies, Inc.

Digerati Technologies, Inc. (OTCQB: DTGI) is a provider of cloud services specializing in UCaaS (Unified Communications as a Service) solutions for the business market. Through its operating subsidiary Verve Cloud, Inc. (f/k/a T3 Communications, Nexogy, and NextLevel Internet), the Company is meeting the global needs of small businesses seeking simple, flexible, reliable, and cost-effective communication and network solutions including, cloud PBX, cloud telephony, cloud WAN, cloud call center, cloud mobile, and the delivery of digital oxygen on its broadband network. The Company has developed a robust integration platform to fuel mergers and acquisitions in a highly fragmented market. as it delivers business solutions on its carrier-grade network and Only in the Cloud™. For more information, please visit www.digerati-inc.com and follow DTGI on LinkedIn, Twitter and Facebook.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

This press release is being made in respect of the proposed business combination transaction involving MEOA and Digerati. MEOA has filed a registration statement on Form S-4 with the SEC, which includes a proxy statement for MEOA shareholders and which also serves as a prospectus related to offers and sales of the securities of the combined entity. A definitive proxy statement/prospectus was sent to the stockholders of MEOA on or about May 5, 2023, seeking required stockholder approval. Before making any voting or investment decision, investors and security holders of MEOA are urged to carefully read the entire registration statement and proxy statement/prospectus, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they contain important information about the proposed transaction. The documents filed with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, the documents filed with the SEC may be obtained free of charge from MEOA’s website at https://www.meoaus.com.

Participants in the Solicitation

MEOA, Digerati and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders, in favor of the approval of the merger. Information regarding the directors and executive officers of MEOA and Digerati, and other persons who may be deemed participants in the solicitation, may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of MEOA or Digerati’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MEOA and/or Digerati. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by MEOA’s public shareholders; NASDAQ’s approval of the listing application of the combined company; changes in the assumptions underlying Digerati’s expectations regarding its future business; the effects of competition on Digerati’s future business; and the outcome of judicial proceedings to which Digerati is, or may become, a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Digerati and MEOA presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. Digerati and MEOA anticipate that subsequent events and developments will cause these assessments to change. However, while Digerati and/or MEOA may elect to update these forward-looking statements at some point in the future, each of Digerati and MEOA specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing Digerati’s or MEOA (or their respective affiliates’) assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Shawn D. Rochester

Chief Executive Officer

214-444-7321